UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2025

UNITY SOFTWARE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39497	27-0334803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
116 New Montgomery Street
San Francisco, California 94105-3607
(Address, including zip code, of principal executive offices)
(415) 638-9950
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.000005 par value	U	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 4, 2025, the human capital and compensation committee (the “Human Capital and Compensation Committee”) of the board of directors (“Board”) of Unity Software Inc. (the “Company”) approved equity awards of performance-based restricted stock units (“PSUs”), to each of its executive officers (the “Recipients”) as part of the Company’s executive compensation program. The PSUs are designed to encourage the executives to achieve difficult, yet attainable goals related to the Company’s revenue and adjusted EBITDA less Stock-based Compensation Expense in an effort to drive long-term performance and shareholder value. Matthew Bromberg, Jarrod Yahes, Alex Blum, and Anirma Gupta received awards of PSUs in target amounts of 106,609, 43,421, 75,000, and 50,000, respectively.
The PSUs are subject to a three-year performance period beginning on January 1, 2025 and ending on December 31, 2027, which is comprised of three one-year performance periods, each covering 1/3rd of the target number of PSUs granted. For each one-year performance period, the Human Capital and Compensation Committee will establish performance goals relating to the Company’s revenue and adjusted EBITDA less stock-based compensation expense margin, with 75% of the target PSUs subject to achievement of the revenue goals and 25% of the target PSUs subject to achievement of the adjusted EBITDA less stock-based compensation expense margin goals. Each performance goal, as measured over the applicable one-year performance period, may be attained at a rate between 0% and 150% (the “Performance Attainment Factor”). “Adjusted EBITDA less Stock-based Compensation Expense” means, for the purposes of these PSUs, the Company’s net income or loss excluding amortization of acquired intangible assets, depreciation, acquisitions, restructurings and reorganizations, insurance reimbursement for legal expenses, interest, income tax, and other non-operating activities, which primarily consist of foreign exchange rate gains or losses less Stock-based Compensation Expense.
The number of PSUs eligible to vest will be determined based on the average, during the three-year performance period, of the Performance Attainment Factors for each performance goal multiplied by the target number of PSUs allocated to such performance goal, but in no event in excess of 150% of the target PSUs granted. The PSUs will vest upon the Human Capital and Compensation Committee’s final certification of the achievement of the performance goals following the completion of the three-year performance period, subject to the executive’s continued employment through such date. However, the vesting of the PSUs will be accelerated upon the executive’s Qualified Termination Event (as defined in the Company’s Executive Severance Plan) within three months prior to or one year following a change in control of the Company, or upon the executive’s death, in an amount based on actual performance to the extent certified as of the change in control or death, as applicable, and otherwise at target.
The above description is a summary of the terms of the PSUs and is subject to and qualified in its entirety by the terms set forth in the Form of Grant Notice and Award Agreement for PSUs, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Form of Grant Notice and Award Agreement for PSUs.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY SOFTWARE INC.

Date: March 10, 2025	By:	/s/ Jarrod Yahes
Jarrod Yahes
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)